                                                                     EXHIBIT 4.7

                             CYBERGUARD CORPORATION

                             RETIREMENT SAVINGS PLAN

                         Dated July 1, 1996, as amended

WHEREAS, CyberGuard Corporation (formerly known as Harris Computer Systems Corporation, and hereinafter referred to as the "Employer") heretofore adopted the Harris Computer Systems Corporation Savings Plan (hereinafter referred to as the "Plan") for the benefit of its Employees; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer heretofore amended the Plan from time to time and desires to further amend the Plan; and

WHEREAS, it is intended that the Plan is to continue to be a qualified plan under Section 401(a) of the Internal Revenue Code for the exclusive benefit of the Participants and their Beneficiaries;

NOW, THEREFORE, the Plan is hereby amended by restating the Plan in its entirety as follows (with the name of the Plan being changed to the "CyberGuard Corporation Retirement Savings Plan").


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                               TABLE OF CONTENTS

ARTICLE ONE--DEFINITIONS
------------------------

     1.1      Account
     1.2      Administrator
     1.3      Beneficiary
     1.4      Break in Service
     1.5      Code
     1.6      Company Stock
     1.7      Compensation
     1.8      Early Retirement Date
     1.9      Effective Date
     1.10     Employee
     1.11     Employer
     1.12     Employment Date
     1.13     Highly-Compensated Employee
     1.14     Hour of Service
     1.15     Leased Employee
     1.16     Nonhighly-Compensated Employee
     1.17     Normal Retirement Date
     1.18     Participant
     1.19     Plan
     1.20     Plan Year
     1.21     Trust
     1.22     Trustee
     1.23     Valuation Date
     1.24     Year of Service


ARTICLE TWO--SERVICE DEFINITIONS AND RULES
------------------------------------------

     2.1      Year of Service
     2.2      Break in Service
     2.3      Maternity/Paternity Leave of Absence
     2.4      Rule of Parity on Return to Employment
     2.5      Service in Excluded Job Classifications or with Related Companies


ARTICLE THREE--PLAN PARTICIPATION
---------------------------------

     3.1      Participation
     3.2      Re-employment of Former Participant
     3.3      Termination of Eligibility

ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS,
                 ROLLOVERS AND TRANSFERS FROM OTHER PLANS
---------------------------------------------------------

     4.1      Elective Deferrals
     4.2      Employer Contributions
     4.3      Rollovers and Transfers of Funds from Other Plans
     4.4      Timing of Contributions
     4.5      Employee Voluntary "After-Tax" Contributions

ARTICLE FIVE--ACCOUNTING RULES
------------------------------

     5.1      Investment of Accounts and Accounting Rules
     5.2      Participants Omitted in Error


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ARTICLE SIX--VESTING, RETIREMENT AND DISABILITY BENEFITS
--------------------------------------------------------

     6.1      Vesting
     6.2      Forfeiture of Nonvested Balance
     6.3      Return to Employment Before Distribution of Vested Account Balance
     6.4      Normal Retirement
     6.5      Disability
     6.6      Early Retirement

ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS
-------------------------------------------------------
     7.1      Manner of Payment
     7.2      Time of Commencement of Benefit Payments
     7.3      Furnishing Information
     7.4      Minimum Distribution Rules for Installment Payments
     7.5      Amount of Death Benefit
     7.6      Designation of Beneficiary
     7.7      Distribution of Death Benefits
     7.8      Eligible Rollover Distributions


ARTICLE EIGHT--LOANS AND IN-SERVICE WITHDRAWALS
-----------------------------------------------

     8.1      Loans
     8.2      Hardship Distributions
     8.3      Withdrawals After Age 59-1/2

ARTICLE NINE--ADMINISTRATION OF THE PLAN
----------------------------------------

     9.1      Plan Administration
     9.2      Claims Procedure
     9.3      Trust Agreement




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ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS
------------------------------------------

    10.1      Distribution of Excess Elective Deferrals
    10.2      Limitations on 401(k) Contributions
    10.3      Nondiscrimination Test for Employer Matching Contributions
    10.4      Limitation on the Multiple Use Alternative

ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS TO A PARTICIPANT'S
                         ACCOUNT
-----------------------------------------------------------------

    11.1      Rules and Definitions

ARTICLE TWELVE--AMENDMENT AND TERMINATION
-----------------------------------------

    12.1      Amendment
    12.2      Termination of the Plan

ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS
--------------------------------------

    13.1      Applicability
    13.2      Definitions
    13.3 Allocation of Employer Contributions and Forfeitures for a Top-Heavy Plan Year
    13.4      Vesting


ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS
------------------------------------------

    14.1      Plan Does Not Affect Employment
    14.2      Successor to the Employer
    14.3      Repayments to the Employer
    14.4      Benefits not Assignable
    14.5      Merger of Plans
    14.6      Investment Experience not a Forfeiture
    14.7      Voting of Company Stock
    14.8      Distribution to Legally Incapacitated
    14.9      Construction
    14.10     Governing Documents
    14.11     Governing Law
    14.12     Headings
    14.13     Counterparts
    14.14     Location of Participant or Beneficiary Unknown


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                            ARTICLE ONE--DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

1.1 "ACCOUNT" shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the Participant's allocations of Employer contributions and forfeitures, (b) amounts of Compensation deferred to the Plan pursuant to the Participant's election, (c) any amounts transferred to this Plan under Section 4.3 from another qualified retirement plan, (d) any voluntary "after-tax" contributions made pursuant to Section 4.5, and (e) the allocation of Trust investment experience.

1.2 "ADMINISTRATOR" shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Nine hereof.

1.3 "BENEFICIARY" shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

1.4 "BREAK IN SERVICE" shall mean the twelve (12)-month computation period specified in Article Two.

1.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6 "COMPANY STOCK" shall mean shares of common stock of CyberGuard Corporation.

1.7 "COMPENSATION" shall mean the compensation paid to a Participant by the Employer for the Plan Year, but exclusive of any program of deferred compensation or additional benefits payable other than in cash and any compensation received prior to his becoming a Participant in the Plan. Compensation shall include any amounts deferred under a salary reduction agreement in accordance with Section 4.1 or under a Code Section 125 plan maintained by the Employer.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. In determining the Compensation of a Participant for the purposes of this limitation, the provisions of Code Section 414(q)(6) shall apply, except to the extent that such rules shall only include the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the end of the Plan Year. If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, the limitation shall be prorated among the affected individuals' Compensation determined under this Section prior to the application of this limitation.



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If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean compensation as defined in Code Section 414(q)(7).

1.8 "EARLY RETIREMENT DATE" shall mean the date a Participant, who is at least age fifty-five (55), retires from employment with the Employer.

1.9 "EFFECTIVE DATE" The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is October 1, 1996, except where the provisions of the Plan shall otherwise specifically provide. The rights of any Participant who separated from the Employer's Service prior to this date shall be established under the terms of the Plan and Trust as in effect at the time of the Participant's separation from Service, unless the Participant subsequently returns to Service with the Employer. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.

1.10  "EMPLOYEE" shall mean a common law employee of the Employer.

1.11 "EMPLOYER" shall mean CyberGuard Corporation, and any subsidiary or affiliate of CyberGuard Corporation which, with the approval of its board of directors, has adopted the Plan and shall include any successor(s) thereto which adopt this Plan. If, under state law, the Employer at any time is not governed by directors but instead by its stockholders, or the Employer is an unincorporated business and is governed by its owners, reference herein to the board of directors shall be deemed to refer to the individual(s) empowered to vote on the Employer's affairs.

1.12 "EMPLOYMENT DATE" shall mean the first date as of which an Employee is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.



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

1.13 "HIGHLY-COMPENSATED EMPLOYEE" shall mean any Employee of the Employer who:

      (a)     was a five percent (5%) owner of the Employer (as defined in Code
              Section 416(i)(1)) during the "determination year" or "look-back year"; or

      (b) earned more than $100,000 (as increased by cost-of-living adjustments) of Compensation from the Employer during the "look-back year"; or

      (c) earned more than $66,000 (as increased by cost-of-living adjustments) of Compensation from the Employer during the "look-back year" and was in the "Top-Paid Group" of Employees for such year (as defined under Code Section 414(q)(4) and the regulations promulgated thereunder); or

      (d) was an officer of the Employer during the "look-back year" and received Compensation during the "look-back year" from the Employer in excess of fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code. The number of officers shall be limited to the lesser of (i) fifty (50) Employees; or
              (ii) the greater of three (3) Employees or ten percent (10%) of all Employees. If the Employer does not have at least one officer whose annual Compensation exceeds fifty percent (50%) of the dollar limitation under Code Section 415(b)(1)(A), then the highest paid officer of the Employer shall be treated as a Highly-Compensated Employee.

An Employee who is in the group consisting of the one hundred (100) Employees paid the greatest Compensation during the "determination year" and also described in subsections (b), (c) or (d) above when these subsections are modified to substitute "determination year" for "look-back year", shall be deemed a Highly-Compensated Employee for the determination year.

An Employee who separated from Service prior to the "determination year" shall be treated as a Highly-Compensated Employee for the "determination year" if such Employee was a Highly-Compensated Employee when such Employee separated from Service, or was a Highly-Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The "look-back year" shall be the twelve (12) month period immediately preceding the "determination year". However, if the Employer shall elect, the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing for the determination of which Employees are Highly-Compensated Employees is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which such testing is being performed (the "lag period"). If the "lag period" is less than twelve (12) months, the dollar threshold amounts specified in (b), (c) and (d) above shall be pro-rated based upon the number of months in the "lag period".

If an individual is a member of the "family" (within the meaning of Section 414(q)(6)(B) of the Code) of a five percent (5%) owner or a Highly-Compensated Employee in the group consisting of the ten (10) Highly-Compensated Employees paid the greatest Compensation during the "determination and/or look-back year," then such individual shall not be considered a separate Employee, and any Compensation paid to such individual (and any contribution or benefit on behalf of such individual) shall be treated as if paid to (or on behalf of) the five percent (5%) owner or such Highly-Compensated Employee.




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

1.14  "HOUR OF SERVICE" shall mean:

      (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

      (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, involuntary military duty, or leave of absence. No more than five hundred and one (501) Hours of Service shall be credited under this subsection for any single continuous period during which no duties are performed (whether or not such period occurs in a single computation period). Hours under this subsection shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference; and

      (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection
              (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

1.15 "LEASED EMPLOYEE" shall mean any person who, pursuant to an agreement between the Employer and any other person or organization, has performed services for the Employer (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, where such services are of a type historically performed by employees in the business field of the Employer. A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Employees employed by the Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 11.1(b)(2) of the Plan but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b),
(b) immediate participation, and (c) full and immediate vesting.

1.16 "NONHIGHLY-COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is not a Highly-Compensated Employee.

1.17 "NORMAL RETIREMENT DATE" shall mean a Participant's fifty-fifth (55th) birthday.

1.18 "PARTICIPANT" shall mean any Employee who has satisfied the eligibility requirements of Article Three and who is participating in the Plan.

1.19 "PLAN" shall mean this Plan as set forth herein and as it may be amended from time to time.

1.20 "PLAN YEAR" shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31, with the period beginning October 1, 1996 and ending December 31, 1996 being a short Plan Year.




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

1.21 "TRUST" shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto. "Trust Fund" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.22 "TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.23 "VALUATION DATE" shall mean the date or dates established by the Administrator for the valuation of the assets of the Plan. In no event shall the assets of the Plan be valued less frequently than once each Plan Year.

1.24 "YEAR OF SERVICE" OR "SERVICE" and the special rules with respect to crediting Service are in Article Two of the Plan.




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

                   ARTICLE TWO--SERVICE DEFINITIONS AND RULES

Service is the period of employment credited under the Plan. Definitions and special rules related to Service are as follows:

2.1 YEAR OF SERVICE. An Employee shall be credited with a Year of Service for each twelve (12)-month period commencing on his Employment Date (or re-employment date) and the twelve (12)-month anniversaries of that date and ending on the date a Break in Service begins. An Employee shall also receive credit for any Break in Service of less than twelve (12)-consecutive months. Fractional periods of a year shall be expressed in terms of days, with three hundred and sixty-five (365) days being equal to one (1) year.

Any former employee of Concurrent Computer Corporation who transferred employment directly to the Employer shall be credited with any prior service with Concurrent Computer Corporation for purposes of determining such Employee's "Years of Service".

2.2 BREAK IN SERVICE. A Break in Service shall be a continuous period in which an Employee is not employed by the Employer. Such period shall begin on the date the Employee retires, quits, is discharged or dies or, if earlier, the twelve
(12)-month anniversary of the date on which the Employee is absent from Service for any other reason.

2.3 MATERNITY/PATERNITY LEAVE OF ABSENCE. For any individual who is absent from work for any period by reason of the individual's pregnancy, birth of the individual's child, placement of a child with the individual in connection with the individual's adoption of the child, or by reason of the individual's caring for the child for a period beginning immediately following such birth or adoption, the twelve (12)-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

2.4 RULE OF PARITY ON RETURN TO EMPLOYMENT. An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Service, subject to the following rules:

      (a) If a Participant incurs five (5) or more consecutive one (1)-year Breaks in Service, any Years of Service performed thereafter shall not be used to increase the nonforfeitable interest in his Account accrued prior to such five (5) or more consecutive one (1)-year Breaks in Service.

      (b) If when a Participant incurred a Break in Service, he had not completed sufficient Years of Service to be credited with a vested benefit under the schedule set forth in Section 6.1, his pre-Break Years of Service shall be disregarded if his consecutive one
              (1)-year Breaks in Service equal or exceed five (5).

2.5 SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES.

      (a) SERVICE WHILE A MEMBER OF AN INELIGIBLE CLASSIFICATION OF EMPLOYEES. An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification. However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any prior Years of Service completed while a member of such an ineligible classification. For this purpose,






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              an Employee shall be considered a member of an ineligible
              classification of Employees for any period during which: (i) he is a Leased Employee; or (ii) he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

      (b) SERVICE WITH RELATED GROUP MEMBERS. For each Plan Year in which the Employer is a member of a "related group", as hereinafter defined, all Service of an Employee with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Employee's Years of Service. The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employee for purposes of the Plan, but the Employee shall be deemed to have continued in employment with the Employer for purposes hereof. For purposes of this subsection (b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

      (c) CONSTRUCTION. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.





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



                        ARTICLE THREE--PLAN PARTICIPATION

3.1 PARTICIPATION. All Employees participating in the Plan prior to the Plan's restatement shall continue to participate, subject to the terms hereof.

Each other Employee shall become a Participant under the Plan effective as of the Employee's Employment Date, or as soon as administratively possible thereafter.

3.2 RE-EMPLOYMENT OF FORMER PARTICIPANT. A Participant whose participation ceased because of termination of employment with the Employer shall immediately participate upon his re-employment.


3.3 TERMINATION OF ELIGIBILITY. In the event a Participant is no longer a member of an eligible class of Employees and he becomes ineligible to participate, such Employee shall participate immediately upon returning to an eligible class of Employees.





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



            ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS,
                    ROLLOVERS AND TRANSFERS FROM OTHER PLANS

4.1  ELECTIVE DEFERRALS.

      (a) ELECTIONS. A Participant may elect to defer a portion of his Compensation for a Plan Year. The amount of a Participant's Compensation that is deferred in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the Participant's Account.

      (b) CHANGES IN ELECTION. A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by filing a written election with the Employer, or via a telephone "voice response" system designated by the Administrator, provided that a written confirmation is forwarded in response to such oral request.

      (c) LIMITATIONS ON DEFERRALS. No Participant shall defer an amount which exceeds $9,500 (or such amount as adjusted for cost-of-living increases under Section 402(g) of the Code) for any calendar year ending with or within the Plan Year.

      (d) ADMINISTRATIVE RULES. All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

4.2 EMPLOYER CONTRIBUTIONS.

      (a) EMPLOYER MATCHING CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Plan, on behalf of each Participant eligible under Section 4.2(b), a discretionary matching contribution equal to a percentage (as determined by the Employer's board of directors) of the elective deferrals and/or voluntary "after-tax" contributions (within the meaning of Section 4.5 below) made by each such Participant. The amount, if any, of the Employer matching contribution for any Plan Year shall be made at the discretion of the board of directors of the Employer. The Employer's board of directors may also determine to suspend or reduce its contributions under this Section for any Plan Year or any portion thereof. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan.

      (b) ELIGIBILITY FOR EMPLOYER MATCHING CONTRIBUTIONS. To be eligible for a share of Employer matching contributions, a Participant must have made elective deferrals and/or voluntary "after-tax" contributions (within the meaning of Section 4.5 below) during the period for which such matching contributions are made to the Plan. The matching contributions received by any such Participant for the Plan Year shall, however, be limited to the extent required to comply with the requirements of applicable Federal law.

      (c) ADDITIONAL EMPLOYER CONTRIBUTIONS. Additional Employer contributions may be made at the discretion of the Employer's board of directors for any Plan Year, subject to limits for tax deductions under the Code and provided that the special allocation in Section 13.3 has been satisfied if the Plan is a Top-Heavy Plan.

      (d) ELIGIBILITY FOR ADDITIONAL EMPLOYER CONTRIBUTIONS. To be eligible for an allocation of additional Employer contributions under
              Section 4.2(c) for a Plan Year, a Participant must be employed by the Employer on the last day of the Plan Year; provided, however, that if the Participant's






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


              failure to be employed by the Employer on the last day of the Plan Year is due to the Participant's being on an authorized leave of absence, disability, death or retirement on or after his Early or Normal Retirement Date during the Plan Year, such Participant ahall nevertheless be entitled to share in the allocation of any additional Employer contributions for such Plan Year.

      (e) ALLOCATION OF ADDITIONAL EMPLOYER CONTRIBUTIONS. Any contribution made under Section 4.2(c) shall be allocated among the Accounts of eligible Participants in accordance with the ratio that each such eligible Participant's Compensation bears to the total Compensation of all such eligible Participants for the Plan Year.

4.3 ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of the Administrator, there may be paid to the Trustee amounts which have been held under other plans qualified under Code Section 401 either (a) maintained by the Employer which have been discontinued or terminated with respect to any Employee, or (b) maintained by another employer with respect to which any Employee has ceased to participate. Any such transfer or rollover may also be made by means of an Individual Retirement Account qualified under Section 408 of the Code, where the Individual Retirement Account was used as a conduit from the former plan. Any amounts so transferred on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account, to be paid in addition to amounts otherwise payable under this Plan. The amount of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains, losses, and withdrawals attributable thereto.

4.4 TIMING OF CONTRIBUTIONS. Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions) for its taxable year ending with or within the Plan Year. Elective deferrals under Section 4.1 shall be paid to the Plan as soon as administratively possible following receipt of such deferrals by the Plan Administrator.





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

4.5 EMPLOYEE VOLUNTARY "AFTER-TAX" CONTRIBUTIONS. A Participant shall be permitted to make voluntary "after-tax" contributions to the Plan. These contributions shall be subject to the limitations under Section 10.3 and Section
11.1 and such other administrative rules and procedures as may be established by the Administrator from time to time.

A Participant shall have a nonforfeitable interest at all times in that portion of his Account attributable to such after-tax contributions, which shall be distributed at the same time as other vested benefits would be distributed under the Plan. However, a Participant may, subject to such minimum withdrawal amounts and such other administrative rules and procedures as may be established by the Administrator from time to time, withdraw all or any part of such portion of his Account upon prior written notice to the Administrator.

                         ARTICLE FIVE--ACCOUNTING RULES

5.1 INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES.

      (a) INVESTMENT FUNDS. The investment of Participants' Accounts shall be made in a manner consistent with the provisions of the Trust. In this regard, the Trust shall provide for separate funds for the directed investment of each Participant's Account; provided, however, that a portion (as determined by the Employer's board of directors) of any Employer contributions allocated to a Participant's Account shall automatically be invested in the Company Stock fund, subject to the Participant's right (as set forth under Section 5.1(b) below) to direct the investment of that portion of his Account after attaining age fifty-five (55). Based on the foregoing, it is hereby provided that more than ten percent (10%) of the fair market value of the Plan's assets may be invested in the Company Stock fund. It is also hereby provided that a portion of the Company Stock fund shall be invested in cash and cash equivalents for liquidity purposes.

      (b) PARTICIPANT DIRECTION OF INVESTMENTS. Subject to the foregoing provisions of Section 5.1(a), each Participant may direct, in writing, how his Account is to be invested among the available investment funds in the percentage multiples established by the Administrator. In the event a Participant fails to make an investment election, with respect to all or any portion of his Account which is subject to his investment direction, the Trustee shall invest all or such portion of his Account in the investment fund to be designated by the Administrator. A Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant's Account, in writing on such form as the Administrator shall specify, or via a telephone "voice response" system designated by the Administrator, provided that a written confirmation is forwarded in response to such oral request. Any such change in a Participant's investment election shall be effective at such time as may be prescribed by the Administrator. If the Plan's recordkeeper or investment manager is changed, the Administrator may suspend the Participants' investment direction of their Accounts. If Participants' direction of investments are suspended, the Administrator shall invest the Participants' Accounts in an interest-bearing account until such change has been completed.

              Any Participant, upon attaining age fifty-five (55), may, subject to such administrative rules and procedures as may be established by the Administrator from time to time, elect to transfer all or any portion of his Account invested in the Company Stock fund to the available investment funds which are subject to his investment direction.

      (c) ALLOCATION OF INVESTMENT EXPERIENCE. As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants' Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

      (d) ALLOCATION OF CONTRIBUTIONS. Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made. Forfeitures which arise in a Plan Year shall be allocated as of the last day of such Plan Year. Elective deferrals shall be allocated to the Account of each Participant as soon as administratively practical following receipt of such contributions by the Administrator.

      (e) MANNER AND TIME OF DEBITING DISTRIBUTIONS. For any Participant who is entitled to receive a distribution from his Account, such distribution shall be made in accordance with the provisions of
              Section 7.2. The amount distributed shall be based upon the fair market value of the Participant's vested Account as of the Valuation Date preceding the distribution.

5.2 PARTICIPANTS OMITTED IN ERROR. In the event a Participant is not allocated a share of the Employer contribution and/or forfeitures as a result of an administrative error in any Plan Year, the Employer may elect to either (a) make an additional contribution on behalf of such omitted Participant in an appropriate amount, or (b) deduct the appropriate amount from the next succeeding Employer contribution and/or forfeitures and allocate such amount to the Participant's Account prior to making the allocations set forth under
Section 5.1(d).

            ARTICLE SIX--VESTING, RETIREMENT AND DISABILITY BENEFITS

6.1 VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, voluntary "after-tax" contributions, Employer "fail-safe" contributions under Section 10.2, and any rollovers or transfers from other plans. Except as otherwise provided with respect to Normal Retirement, disability, or death, each other Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer matching contributions under Section 4.2(a) and additional Employer contributions under Section 4.2(c) as follows:

              Years of Service                      Vested Percentage
              ----------------                      -----------------

              LESS THAN 3 YEARS                                 0%
              3 YEARS BUT LESS THAN 4                          30%
              4 YEARS BUT LESS THAN 5                          40%
              5 YEARS BUT LESS THAN 6                          60%
              6 YEARS BUT LESS THAN 7                          80%
              7 YEARS AND THEREAFTER                          100%

Notwithstanding the foregoing provisions of this Section 6.1, any Participant who terminated employment with the Employer as a result of the Employer's merger with Concurrent Computer Corporation shall be one hundred percent (100%) vested in his Account.

6.2 FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a Participant's Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) the last day of the Plan Year in which the Participant receives distribution of his vested Account or (ii) the last day of the Plan Year in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service. However, no forfeiture shall occur solely as a result of a Participant's withdrawal of any voluntary after-tax contributions. The amount forfeited shall be used to reduce future Employer matching contributions under the Plan.

If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive one (1)-year Breaks in Service and prior to receiving distribution of his vested Account, the nonvested portion shall be restored. However, if the nonvested portion of the Participant's Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance, the nonvested portion shall be restored if:

      (a) the Participant resumes employment prior to incurring five (5) consecutive one (1)-year Breaks in Service; and

      (b) the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service, an amount equal to the total distribution derived from Employer contributions under Section 4.2 and, if applicable,
              Section 13.3.

The nonvested amount shall be restored to the Participant's Account, without interest or adjustment for interim Trust valuation experience, by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

6.3 RETURN TO EMPLOYMENT BEFORE DISTRIBUTION OF VESTED ACCOUNT BALANCE. If distribution is made to an Employee of less than the Employee's entire vested Account, and if the Employee returns to Service, a separate record shall be maintained of said Account balance. The Employee's vested interest at any time in this separate account shall be an amount equal to the formula

P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution made to the Employee.

6.4 NORMAL RETIREMENT. A Participant who is in the employment of the Employer at his Normal Retirement Date shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. A Participant who continues in employment after his Normal Retirement Date shall continue to participate under the Plan.

6.5 DISABILITY. If a Participant incurs a "permanent and total disability" while in the employ of the Employer, the Participant shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. Payment of such Participant's Account balance shall be made at the time and in the manner specified in Article Seven, following receipt by the Administrator of the Participant's written distribution request. "Permanent and total disability" shall mean suffering from a physical or mental condition which, in the opinion of the Administrator and based upon appropriate medical advice and examination, will render the Participant unfit to perform the duties of his employment. Receipt of a Social Security disability award shall be deemed proof of disability.

6.6 EARLY RETIREMENT. A Participant who separates from Service as of his Early Retirement Date shall be entitled to receive distribution of his vested Account. Payment shall commence at the time and in a manner specified in Article Seven following receipt by the Plan Administrator of the Participant's written distribution request.

             ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS

7.1 MANNER OF PAYMENT. The Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) by any of the following methods, as elected by the Participant or, when applicable, the Participant's Beneficiary:

      (a)     in a single lump-sum payment; or

      (b) provided the Participant's vested Account exceeds $3,500, in periodic installments (at least annual), subject to the minimum distribution rules of Section 7.4.

Notwithstanding the foregoing provisions of this Section 7.1, any distribution from the Company Stock Fund may, at the election of the Participant (or, in the event of the Participant's death, his Beneficiary) be distributed, in a lump-sum payment, in the form of Company Stock (with any fractional shares, together with the cash and cash equivalent portions of the Company Stock fund, being paid in cash in accordance with the mode of distribution elected above).

7.2 TIME OF COMMENCEMENT OF BENEFIT PAYMENTS. Distribution of the Participant's vested Account balance for a Participant who terminates employment on or after his Normal or Early Retirement Date, or as a result of his "permanent and total disability", shall be made or commence no later than sixty (60) days following the close of the Plan Year in which such event occurred, unless the Participant elects to defer receipt of his vested Account subject to the provisions of this Section; provided, however, that if the amount required to be distributed cannot be ascertained by such date, distribution shall be made no later than sixty (60) days after the earliest date on which such amount can be ascertained; and provided, further, that if the Participant's vested Account balance exceeds $3,500, distribution shall not be made or commence prior to such Participant's Normal Retirement Date, unless the Participant otherwise requests in writing. In such event, distribution shall commence as soon as administratively practical following receipt by the Administrator of the Participant's written request.

If a Participant terminates employment for any reason other than Normal or Early Retirement, disability or death, distribution of his vested Account balance shall be made or commence no later than sixty (60) days following the close of the Plan Year in which he incurs a one (1)-year Break in Service. However, if the vested balance of a Participant's Account exceeds $3,500, distribution shall not be made or commence prior to such Participant's Normal Retirement Date unless the Participant otherwise requests in writing.

The failure of a Participant to consent to a distribution while his vested Account balance is immediately distributable shall be deemed to be an election to defer commencement of payment of his vested Account balance.

Notwithstanding any provision contained herein to the contrary, a Participant who is not vested in any portion of his Account balance attributable to Employer contributions shall be deemed to have received distribution of such portion of his Account as of the end of the Plan Year in which he incurs a one(1)-year Break in Service.

A Participant who terminates employment after his Normal Retirement Date may elect to defer receipt of his Account; provided, however, that in no event shall the distribution be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70-1/2), unless the Participant attained age seventy and one-half (70-1/2) on or before January 1, 1988 and was not a five percent (5%) owner of the Employer. For any Participant who attained age seventy and one-half (70-1/2) on or before January 1, 1988 and was not a five percent (5%) owner, payment must be made or commence by the later of the April 1st following the calendar year of retirement, or the April 1st following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

7.3 FURNISHING INFORMATION. Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.

7.4 MINIMUM DISTRIBUTION RULES FOR INSTALLMENT PAYMENTS. If a distribution is made in installments the following rules shall apply:

      (a) PAYMENTS TO PARTICIPANT OR TO PARTICIPANT AND SURVIVING SPOUSE. Payment shall commence no later than a date provided for in
              Section 7.2. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant (or the joint life expectancies of the Participant and the Participant's spouse) determined as of the Valuation Date preceding the first payment and reduced by one for each succeeding year.

      (b) PAYMENTS TO PARTICIPANT AND NON-SPOUSE BENEFICIARY. Payment shall commence no later than a date provided for in Section 7.2. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the joint life expectancies of the Participant and the Participant's Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year. Payments shall be restricted under this option to insure compliance with the minimum distribution incidental death benefit requirement of Section 401(a)(9) of the Code and the regulations promulgated thereunder.

      (c) PAYMENTS TO BENEFICIARY. Payment shall commence no later than a date provided for in Section 7.7. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one
              (1) and the denominator shall be the life expectancy of the Participant's Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year.

      (d) RECALCULATION OF LIFE EXPECTANCY. If distribution is to be made over the life expectancy of the Participant or, where the Participant's spouse is his Beneficiary, the life expectancy of the Participant's surviving spouse, or the joint life expectancies of the Participant and his spouse, such life expectancy or joint life expectancies, at the election of the Participant or his surviving spouse, as the case may be, may be recalculated annually. Any such election shall be irrevocable as to the Participant (and spouse, if applicable) and shall apply to all subsequent years. In no event, however, shall the life expectancy of a non-spouse Beneficiary be recalculated.

7.5 AMOUNT OF DEATH BENEFIT.

      (a) DEATH BEFORE TERMINATION OF EMPLOYMENT. In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant's Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant's Account being payable to his Beneficiary.

      (b) DEATH AFTER TERMINATION OF EMPLOYMENT. In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant's Account shall be paid to the Participant's Beneficiary.

7.6 DESIGNATION OF BENEFICIARY. Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant. However, no Participant who is married shall be permitted to designate a Beneficiary other than his spouse unless the Participant's spouse has signed a written consent witnessed by a Plan representative or a notary public, which provides for the designation of an alternate Beneficiary.

Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. In the absence of an effective designation of Beneficiary, or if the Beneficiary dies before complete distribution of the Participant's vested Account, all amounts shall be paid to the surviving spouse of the Participant, if living, or otherwise to the Participant's estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

7.7 DISTRIBUTION OF DEATH BENEFITS. Distribution of any death benefit hereunder shall be made within one (1) year of the Participant's death or, in the case of a surviving spouse, within a reasonable time after the Participant's death or, if the surviving spouse so elects and if the Participant's vested Account exceeds $3,500, no later than the date on which the Participant would have reached age seventy and one-half (70-1/2). If a surviving spouse dies before distributions to the spouse begin, this paragraph shall be applied as if the surviving spouse were the Participant.

To the extent payments are not designated to or for the benefit of a natural person, or if payments commence after the required time, the following distribution modes shall be available:

      (a) a lump sum payable at any time within five (5) years of the Participant's death; and

      (b) payments of installments at such time and in such amount as determined by the Beneficiary, provided that all amounts must be paid from the Trust within five (5) years of the Participant's death.

If a Participant dies after payments have commenced, any survivor's benefit must be paid no less rapidly than the method of payment in effect at the time of the Participant's death.

7.8 ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.8 shall apply to distributions made under the Plan.

      (a) A distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      (b)     Definitions:

              (i) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (ii) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                     Section 408(b) of the Code, an annuity plan described in
                     Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (iii) DISTRIBUTEE. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              (iv) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

      (c) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

              (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

              (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

                   ARTICLE EIGHT--LOANS IN-SERVICE WITHDRAWALS

8.1 LOANS.

      (a) PERMISSIBLE AMOUNT AND PROCEDURES. Upon the application of a Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant's vested Account balance. The Participant's signature shall be required on a promissory note. In determining a rate of interest on such loan, the Administrator may refer to the rate of interest used for obligations of a comparable nature by commercial lending institutions within a radius of fifty (50) miles of the Employer's principal place of business. Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant's Account.

      (b) LIMITATION ON AMOUNT OF LOANS. A Participant's loan shall not exceed the lesser of:

              (1) $50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve
                     (12)-month period; or

              (2) one-half (1/2) of the vested value of the Participant's Account, determined as of the Valuation Date preceding the date of the Participant's loan application.

In no event, however, shall any portion of the Participant's Account which is invested in the Company Stock fund be liquidated in order to provide such loan.

Any loan must be repaid within five (5) years. The repayment of any loan must be made in at least quarterly installments of principal and interest. If a Participant defaults on any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provisions of Article Seven.

If a Participant terminates employment while any loan balance is outstanding, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note. If such amount is not paid to the Plan, it shall be charged against the amounts that are otherwise payable to the Participant or the Participant's Beneficiary under the provisions of the Plan.

In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer's related group (within the meaning of Section 2.5(b)), the Administrator shall be responsible for reporting to the Trustee the existence of said loans in order to aggregate all such loans within the limits of Section 72(p) of the Code.

8.2 HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant's Account attributable to his elective deferrals, without regard to earnings thereon after December 31, 1988, and any voluntary after-tax and/or rollover contributions he may have made (including earnings thereon) determined as of the Valuation Date immediately preceding such withdrawal request, or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator. Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to
(a) pay expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or to permit the Participant, the Participant's spouse, or any dependents of the Participant to obtain such medical care, (b) purchase the principal residence of the Participant (excluding mortgage payments), (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant's spouse, or any of the Participant's dependents or
(d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence. In addition, any hardship distribution hereunder shall only be made provided that the funds for such hardship are not available from other financial resources of the Participant, the Participant's spouse or the Participant's children.

The provisions of this Section (relating to hardship distributions) are intended to comply with Treasury Regulations issued under Section 401(k) of the Code, and shall be so interpreted.

8.3 WITHDRAWALS AFTER AGE 59-1/2. After attaining age fifty-nine and one-half (59-1/2), a Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of his Account attributable to his elective deferrals as of the Valuation Date preceding such notice and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

                    ARTICLE NINE --ADMINISTRATION OF THE PLAN

9.1 PLAN ADMINISTRATION. The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and named fiduciary of the Plan, unless the Employer, by action of its board of directors, shall designate a person or committee of persons to be the Administrator and named fiduciary. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator. In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities), (b) consult with counsel, who may be counsel to the Employer, and (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, recordkeeper's fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if the Employer so elects. To the extent required by applicable law, compensation may not be paid by the Plan to full-time Employees of the Employer.

The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.

The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

9.2 CLAIMS PROCEDURE. Pursuant to procedures established by the Administrator, adequate notice in writing shall be provided to any Participant or Beneficiary whose claim for benefits under the Plan has been denied within ninety (90) days of receipt of such claim. Such notice shall set forth the specific reason for such denial, shall be written in a manner calculated to be understood by the claimant, and shall advise of the right to administrative review. If such review is requested by the claimant or his authorized representative within ninety (90) days after receipt by the claimant of written notification of denial of his claim, the Administrator shall afford a reasonable opportunity for a full and fair review by the Administrator of the decision denying the claim. The review shall focus on the additional facts, legal interpretations or material, if any, presented by the claimant. A hearing at its place of business may be scheduled by the Administrator, but a hearing is not required under the review procedure.

9.3 TRUST AGREEMENT. The Trust Agreement entered into by and between the Employer and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

                   ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS

10.1 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS. If the amount of any elective deferrals made by a Participant exceeds the dollar limitation of Section 4.1(c), then the excess amount, and any income allocable thereto, shall be distributed to such Participant subject to the requirements of applicable law.

10.2  LIMITATIONS ON 401(K) CONTRIBUTIONS.

      (a) AVERAGE ACTUAL DEFERRAL PERCENTAGE TEST. Amounts contributed as elective deferrals under Section 4.1(a), and any "fail-safe" contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code. For purposes of this Article, these amounts are referred to as the "deferred amounts." For purposes of the average actual deferral percentage test described below, such deferred amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate. The Employer shall maintain records sufficient to demonstrate satisfaction of the average actual deferral percentage test and the deferred amounts used in such test.

              As of the last day of each Plan Year, the deferred amounts for the Plan Year for the Participants who are Highly-Compensated Employees shall satisfy either of the following tests:

              (1) The average actual deferral percentage for the eligible Participants who are Highly-Compensated Employees shall not exceed the average actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees multiplied by 1.25; or

              (2) The average actual deferral percentage for eligible Participants who are Highly-Compensated Employees shall not exceed the average actual deferral percentage of eligible Participants who are Nonhighly-Compensated Employees multiplied by two (2), provided that the average actual deferral percentage for eligible Participants who are Highly-Compensated Employees does not exceed the average actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

For purposes of the above tests, the "actual deferral percentage" shall mean the ratio (expressed as a percentage) that the deferred amounts, which are allocated to the Participant's Account as of any day in the Plan Year, on behalf of each eligible Participant for the Plan Year bears to the eligible Participant's compensation, as defined in Code Section 414(s) and the regulations promulgated thereunder. The "average actual deferral percentage" shall mean the average (expressed as a percentage) of the actual deferral percentages of the eligible Participants in each group. "Eligible Participant" shall mean each Employee who is eligible to participate in the Plan under Section 3.1.

For purposes of this Section 10.2, the actual deferral percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have elective deferrals allocated to his account under two
(2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.5(b)) shall be determined as if all such deferrals were made under a single arrangement. In the event that this Plan satisfies the requirements of Code Section 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of Code
Section 410(b) only if aggregated with this Plan, then the provisions of this
Section 10.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan.

For purposes of determining the actual deferral percentage of a Participant who is classified as a Highly-Compensated Employee as the result of being a five percent (5%) owner, or who is one of the ten (10) highest paid Highly-Compensated Employees, the deferred amount and the compensation of such Participant shall include the deferred amounts and compensation of his family members (as defined in Code Section 414(q)(6)(B)) participating in the Plan. Such family members shall be disregarded in determining the average actual deferral percentage for Participants who are Nonhighly-Compensated Employees.

The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.

In the event the average actual deferral percentage test is not satisfied for a Plan Year, the Employer, in its discretion, may make a special "fail-safe" contribution for eligible Participants who are Nonhighly-Compensated Employees, to be allocated among their Accounts in proportion to their Compensation for the Plan Year.

      (b)  DISTRIBUTIONS OF EXCESS CONTRIBUTIONS.

              (1) IN GENERAL. If the average actual deferral percentage test of Section 10.2(a) is not satisfied for a Plan Year, then the "excess contributions", and income allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made. However, if such excess contributions are distributed later than two and one-half (2-1/2) months following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

              (2) EXCESS CONTRIBUTIONS. For purposes of this Section, "excess contributions" shall consist of the excess of the aggregate amount of deferred amounts made by or on behalf of the affected Highly-Compensated Employee over the maximum amount of all such contributions permitted under the test under Section 10.2(a). In reducing the excess contribution hereunder, the reduction shall be first applied to the Highly-Compensated Employee with the highest percentage under Section 10.2(a). If reductions are further required to comply with Section 10.2(a), such reductions shall be applied to the Highly-Compensated Employee with the next highest percentage, and so forth until the nondiscrimination test of Section 10.2(a) is satisfied.

              (3) DETERMINATION OF INCOME. The income allocable to excess contributions shall be determined by multiplying the income allocable to the Participant's deferred amounts for the Plan Year by a fraction, the numerator of which is the excess contributions made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to the Participant's deferred amounts on the last day of the Plan Year.

              (4) MAXIMUM DISTRIBUTABLE AMOUNT. The excess contributions to be distributed to a Participant shall be adjusted for income and, if there is a loss allocable to the excess contribution, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's deferred amounts for the Plan Year. Excess contributions shall be distributed from that portion of the Participant's Account attributable to such deferred amounts to the extent allowable under Treasury regulations.

10.3  NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS.

      (a) AVERAGE CONTRIBUTION PERCENTAGE TEST. The provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.2(a) and/or if Employee after-tax contributions are made to the Plan under Section 4.5.

              As of the last day of each Plan Year, the average contribution percentage for Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

              (1) The average contribution percentage for eligible Participants who are Highly-Compensated Employees shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

              (2) The average contribution percentage for eligible Participants who are Highly-Compensated Employees shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly-Compensated Employees does not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two
                     (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

For purposes of the above tests, the "average contribution percentage" shall mean the average (expressed as a percentage) of the contribution percentages of the "eligible Participants" in each group. The contribution percentage" shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions, and, if applicable, Employee after-tax contributions, and elective deferrals (to the extent such elective deferrals are not used to satisfy the average actual deferral percentage test of Section 10.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant's compensation (as defined in Code Section 414(s) and the regulations promulgated thereunder) for the Plan Year.

For purposes of this Section 10.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Employer matching contributions or elective deferrals allocated to his account under two (2) or more plans described in Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), shall be determined as if all such contributions and elective deferrals were made under a single plan.

In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then the provisions of this Section 10.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan.

For purposes of determining the contribution percentage of an eligible Participant who is classified as a Highly-Compensated Employee as the result of being a five percent (5%) owner or who is one of the ten (10) highest paid Highly-Compensated Employees, the Employer matching contributions, Employee after-tax contributions, elective deferrals (to the extent not used to satisfy the average actual deferral percentage test of Section 10.2) and compensation of such Participant shall include the Employer matching contributions, Employee after-tax contributions and such elective deferrals and compensation of his family members (as defined in Code Section 414(q)(6)(B)) participating in the Plan. Such family members shall be disregarded in determining the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees.

The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (b)  DISTRIBUTION OF EXCESS EMPLOYER MATCHING CONTRIBUTIONS.

              (1) IN GENERAL. If the nondiscrimination tests of Section 10.3(a) are not satisfied for a Plan Year, then the "excess contributions", and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Plan Year for which the nondiscrimination tests are not satisfied, and shall be used to reduce Employer contributions under Section 4.2(a). To the extent that such "excess contributions" are nonforfeitable, such excess contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such "excess contributions" were made. However, if such excess contributions are distributed later than two and one-half (2-1/2) months following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions. For purposes of the limitations of Section 11.1(b)(1) of the Plan, excess contributions shall be considered annual additions.

                     Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4) of the Code and the regulations thereunder, vested matching contributions may be forfeited.

              (2) EXCESS CONTRIBUTIONS. For purposes of this Section, "excess contributions" shall consist of the excess of the amount of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals (to the extent not used to satisfy the average actual deferral percentage test of Section 10.2) made on behalf of the affected Highly-Compensated Employee over the maximum amount of all such contributions permitted under the nondiscrimination tests under Section 10.3(a). In reducing the excess contribution hereunder, the reduction shall be first applied to the Highly-Compensated Employee with the highest percentage under Section 10.3(a). If reductions are further required to comply with Section 10.3(a), such reductions shall be applied to the Highly-Compensated Employee with the next highest percentage, and so forth until the nondiscrimination tests of Section 10.3(a) are satisfied.

              (3) DETERMINATION OF INCOME. The income allocable to excess contributions shall be determined by multiplying the income allocable to the Employer matching contributions and, if applicable, Employee after-tax contributions, and such elective deferrals by a fraction, the numerator of which is the excess contributions on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to Employer matching contributions and, if applicable, Employee after-tax contributions, and such elective deferrals, on the last day of the Plan Year.

10.4 LIMITATION ON THE MULTIPLE USE ALTERNATIVE. The sum of the average actual deferral percentage of Highly-Compensated Employees under Section 10.2(a) and the average contribution percentage of Highly-Compensated Employees under
Section 10.3(a) shall not exceed the "aggregate limit", as defined in Section 401(m)(9) of the Code and the regulations promulgated thereunder.

If the aggregate limit is exceeded, the average contribution percentage of the Highly-Compensated Employees shall be reduced in accordance with the provisions of Section 10.3(b). In lieu of reducing the average contribution percentage, the Administrator may reduce the average actual deferral percentage of the Highly-Compensated Employees in accordance with the provisions of Section 10.2(b). The reductions under this Section shall be made only to the extent necessary to comply with the restrictions on the multiple use of the "alternative limitation" within the meaning of Code Section 401(m)(9).

                 ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS
                           TO A PARTICIPANT'S ACCOUNT

11.1  RULES AND DEFINITIONS.

      (a)     RULES. The following rules shall limit additions to Participants'
              Accounts:

              (1) If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant's Account for any limitation year shall not exceed the lesser of the "maximum permissible" amount (as hereafter defined) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

              (2) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

              (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant's actual compensation for the limitation year.

              (4) If there is an excess amount, the excess shall be disposed of as follows:

                     (A) Any nondeductible voluntary Employee after-tax contributions and, to the extent elected by the Administrator pursuant to a nondiscriminatory procedure, elective deferrals under Section 4.1(a), to the extent they would reduce the excess amount, shall be returned to the Participant.

                     (B) If an excess amount still exists after the application of subparagraph (A), and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account shall be used to reduce Employer contributions (including any allocation of forfeitures, if applicable) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

                     (C) If an excess amount still exists after the application of subparagraphs (A) and (B), and the Participant is not covered by the Plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

                     (D) If a suspense account is in existence at any time during the limitation year pursuant to this Section 11.1(a)(4), it shall not participate in the allocation of the Trust's investment gains and losses. In addition, all amounts held in the suspense account shall be allocated and reallocated to Participants' Accounts before any Employer or Employee contributions may be made for the limitation year.

              (5) If, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code
                     Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant's account under all such plans for any such limitation year shall not exceed the maximum permissible amount. Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any defined contribution pension plan. If both plans are discretionary contribution plans, they shall first be reduced under this Plan. Any excess amount attributable to this Plan shall be disposed of in the manner described in Section 11.1(a)(4).

              (6) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0 in any limitation year. The annual additions which may be credited to the Participant's Account under this Plan for any limitation year shall be limited so that if the limitations of Code Section 415(e) become applicable, benefits under a defined contribution plan shall have first been provided before benefits under a defined benefit plan are provided.

              (7) In any Plan Year in which the Plan becomes a Super Top-Heavy Plan (as defined in Section 13.2 below), the denominators of the defined benefit fraction and defined contribution fraction shall be computed using one hundred percent (100%) of the maximum dollar limitation instead of one hundred and twenty-five percent (125%).

              (8) In any year in which the Plan is a Top-Heavy Plan (but not a Super Top-Heavy Plan), the limitations shall be similarly reduced, subject to the special provisions of Section 13.3, which provide for the use of the one hundred and twenty-five percent (125%) limitation subject to the added minimum allocations.

      (b) DEFINITIONS.

              (1) ANNUAL ADDITIONS: The following amounts credited to a Participant's Account for the limitation year shall be treated as annual additions:

                     (A)    Employer contributions;

                     (B)    Elective deferrals;

                     (C)    Employee after-tax contributions, if any;

                     (D)    Forfeitures, if any; and

                     (E) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a defined benefit plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in
                            Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

                     For this purpose, any excess amount applied under Section 11.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.

              (2) COMPENSATION: For purposes of determining maximum permitted benefits under this Section, compensation shall include all of a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and excluding the following:

                     (A) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                     (B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                     (C) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

                     (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

                     Compensation shall be measured on the basis of compensation paid in the limitation year.

              (3) DEFINED BENEFIT FRACTION: This shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans maintained or previously maintained by the Employer, and the denominator of which is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation in effect for the limitation year under Section 415(b)(1)(A) of the Code or one hundred and forty percent (140%) of the highest average compensation including any adjustment under Code Section 415(b).

              (4) DEFINED CONTRIBUTION FRACTION: This shall mean a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated), welfare benefit funds, and individual medical accounts maintained by the Employer for the current and all prior limitation years, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of Service with the Employer, regardless of whether a defined contribution plan was maintained by the Employer.

                     The maximum aggregate amount in any limitation year is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation then in effect under Section 415(c)(1)(A) of the Code or thirty-five (35%) of the Participant's compensation for such year.

                     If the Employee, as of the end of the first day of the first limitation year beginning after December 31, 1986, was a participant in one (1) or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over
                     1.0 and (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                     The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as annual additions.

              (5) DEFINED CONTRIBUTION DOLLAR LIMITATION: This shall mean the greater of $30,000 or one-fourth (1/4) of the defined benefit dollar limitation of Section 415(b)(1) of the Code in effect for the limitation year.

              (6) EMPLOYER: This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in
                     Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

              (7) HIGHEST AVERAGE COMPENSATION: This means the average compensation for the three (3) consecutive limitation years with the Employer that produces the highest average.

              (8)    LIMITATION YEAR:  This shall mean the Plan Year.

              (9) MAXIMUM PERMISSIBLE AMOUNT: This shall mean an amount equal to the lesser of the defined contribution dollar limitation or twenty-five percent (25%) of the Participant's compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

                   Number of Months in the Short Limitation Year
                   ---------------------------------------------
                                       12

              (10) PROJECTED ANNUAL BENEFIT: This is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan, assuming:

                     (A) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

                     (B) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

                    ARTICLE TWELVE--AMENDMENT AND TERMINATION

12.1 AMENDMENT. The Employer, by resolution of its Board of Directors, shall have the right to amend, alter or modify the Plan at any time, or from time to time, in whole or in part. Any such amendment shall become effective under its terms upon adoption by the Employer. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. No amendment shall be made to the Plan which shall:

      (a) make it possible (other than as provided in Section 14.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries; or

      (b) alter the schedule for vesting in a Participant's Account with respect to any Participant with three (3) or more Years of Service without his consent or deprive any Participant of any nonforfeitable portion of his Account.

Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.

12.2 TERMINATION OF THE PLAN. The Employer, by resolution of its Board of Directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan. In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable. The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan's distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution. These distributions may be implemented by the continuance of the Trust and the distribution of the Participants' Account shall be made at such time and in such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts. Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein. If a partial termination of the Plan is deemed to have occurred, this Section shall apply only to those Participant's affected by such partial termination.

                     ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS

13.1 APPLICABILITY. The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan. The determination of whether the Plan is a Top-Heavy Plan shall be made each Plan Year by the Administrator.

13.2 DEFINITIONS. For purposes of this Article, the following definitions shall apply:

      (a) "KEY EMPLOYEE": "Key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who, at any time during the determination period, was (1) an officer of the Employer earning compensation (as defined in Section 416(i) of the Code) in excess of fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under Section 318 of the Code) of both more than a one-half percent (1/2%) interest in the Employer and one of the ten (10) largest interests in the Employer if such individual's compensation exceeds the dollar limitation under
              Section 415(c)(1)(A) of the Code, (3) a five percent (5%) owner of the Employer, or (4) a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000. For purposes of this Section, annual compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's income under Code Sections 125, 402(a)(8), 402(h) or 403(b). The determination period of the Plan is the Plan Year containing the determination date as defined in Section 13.2(c)(4) and the four (4) preceding Plan Years.

              The determination of who is a Key Employee (including the terms "5% owner" and "1% owner") shall be made in accordance with
              Section 416(i)(1) of the Code and the regulations thereunder.

      (b) "SUPER TOP-HEAVY PLAN": The Plan shall constitute a "Super Top-Heavy Plan" if it meets the test for status as a Top-Heavy Plan, where "90%" is substituted for "60%" at each place in
              Section 13.2(c).

      (c)     "TOP-HEAVY PLAN":

              (1) The Plan shall constitute a "Top-Heavy Plan" if any of the following conditions exist:

                     (A) The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

                     (B) The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

                     (C) The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

              (2) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one
                     (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the five
                     (5)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date. In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

              (3) For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefits and account balances of Participants who have performed no Hours of Service with any Employer maintaining the plan for the five (5)-year period ending on the determination date shall be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

              (4)    DEFINITION OF TERMS FOR TOP-HEAVY STATUS:

                     (A) "TOP-HEAVY RATIO" shall mean the following:

                            (1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date (including any part of any account balance distributed in the five (5)-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five
                                   (5)-year period ending on the determination
                                   date) of all Participants as of the
                                   determination date. Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.

                     (B) "PERMISSIVE AGGREGATION GROUP" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of
                            Section 401(a)(4) and/or 410 of the Code.

                     (C) "REQUIRED AGGREGATION GROUP" shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) and/or 410 of the Code.

                     (D) "DETERMINATION DATE" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

                     (E) "VALUATION DATE" shall mean the last day of the Plan Year.

                     (F) Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan. If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest -- five percent (5%); post-retirement mortality based on the Unisex Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.

13.3 ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.

      (a) Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant's compensation (as defined in Section 11.1(b)(2)) or the largest percentage of Employer contributions and forfeitures as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that Plan Year. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Section 4.2 or the Participant's failure to make elective deferrals under Section 4.1.

      (b) The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

      (c) The minimum allocation under this Section shall be offset and reduced by any allocation of contributions and forfeitures under
              Section 4.2, and under any other defined contribution plan (if such contributions are not matching contributions under Code
              Section 401(m)) with a Plan Year ending in the same calendar year as the Valuation Date.

      (d) For purposes of the Plan, a non-Key Employee shall be any Employee or Beneficiary of such Employee, any former Employee, or Beneficiary of such former Employee, who is not or was not a Key Employee during the Plan Year ending on the determination date, nor during the four (4) preceding Plan Years.

      (e) If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this step shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as this Plan's Valuation Date.

      (f) There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before under defined benefit plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, the allocation method of subparagraph (a) above shall apply, except that "3%" shall be increased to "5%."

      (g) There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before defined benefit plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, and if any Participant in the Plan would have his benefits limited due to the application of the Code limitation rule in Section 11.1 in a Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the allocation method of subparagraph (f) above shall apply, except that "5%" shall be increased to "7.5%."

13.4 VESTING. The following minimum vesting schedule applies to the Plan in any Plan Year in which the Plan is a Top-Heavy Plan, notwithstanding the schedule set forth in Section 6.1. For vesting to be determined under this schedule, an Employee must be credited with at least one (1) Hour of Service in any Plan Year in which the Plan is a Top-Heavy Plan.

                   Years of Service                         Vested Percentage
                   ----------------                         -----------------

                  LESS THAN 2 YEARS                                  0%
                  2 YEARS BUT LESS THAN 3                           20%
                  3 YEARS BUT LESS THAN 4                           40%
                  4 YEARS BUT LESS THAN 5                           60%
                  5 YEARS BUT LESS THAN 6                           80%
                  6 YEARS AND THEREAFTER                           100%

The minimum vesting schedule applies to all benefits within the meaning of
Section 411(a)(7) of the Code except those attributable to Employee contributions, if any, and elective deferrals, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. In addition, if a Plan's status changes from a Top-Heavy Plan to that of a non-Top-Heavy Plan, a Participant with three (3) or more Years of Service for vesting purposes, shall continue to have his vested rights determined under the schedule which he selects.

Payment of a Participant's vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

                   ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS

14.1 PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of this Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee. All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

14.2 SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

14.3 REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of this Plan to the contrary:

      (a) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (1) year after the date of contribution.

      (b) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer shall be refunded to the Employer, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed. Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance. All Employer contributions hereunder are expressly contributed based upon such contributions' deductibility under the Code.

However, the provisions of this Section shall not apply to elective deferrals made by a Participant under Section 4.1.

14.4 BENEFITS NOT ASSIGNABLE. Except as provided in Section 414(p) of the Code with respect to "qualified domestic relations orders," the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

14.5 MERGER OF PLANS. In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

14.6 INVESTMENT EXPERIENCE NOT A FORFEITURE. The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible "forfeiture" of any vested balance.

14.7 VOTING OF COMPANY STOCK. In advance of each meeting of shareholders of the Employer, the Administrator, or its designee, shall furnish to each Participant, former Participant and Beneficiary having an interest in Company Stock by reason of his Account in the Plan, the proxy statement for the meeting, together with a form to be returned to the Administrator (its designee) or the Trustee, on which may be set forth the respondent's instructions as to the manner of voting the shares of Company Stock then held for his Account by the Trustee. The Trustee shall vote the shares of Company Stock in accordance with such instructions, and shall vote combined fractional shares credited to various Accounts to reflect, to the extent possible, the voting instructions. Shares of Company Stock for which no instructions have been given shall be voted in the same ratio, to the nearest whole vote, as the ratio in which the total shares with respect to which timely directions were received were voted in such matters.

14.8 DISTRIBUTION TO LEGALLY INCAPACITATED. In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator, may direct the Trustee to apply all or any portion of such benefit directly to the care, comfort, maintenance, support, education or use of such person or to pay or distribute the whole or any part of such benefit to (a) the spouse of such person, (b) the parent of such person, (c) the guardian, committee, or other legal representative, wherever appointed, of such person, (d) the person with whom such person shall reside, (e) any other person having the care and control of such person, or (f) such person. The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

14.9 CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

14.10 GOVERNING DOCUMENTS. A Participant's rights shall be determined under the terms of the Plan as in effect at the Participant's date of separation from Service.


14.11 GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal law.

14.12 HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

14.13 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

14.14 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all or any portion of the distribution payable to a Participant or to a Participant's Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be reallocated in the same manner as a forfeiture under Section 6.2 pursuant to this Plan. In the event a Participant or Beneficiary is located subsequent to the reallocation of his Account balance, such Account balance shall be restored in accordance with the provisions of Section 6.2.

                          ---------------------------



IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the 1st day of July, 1996.



                               CYBERGUARD CORPORATION

                               By: /s/ Patrick O. Wheeler
                                   ---------------------------------------------
                                        Authorized Officer

                               FIRST AMENDMENT TO

                 CYBERGUARD CORPORATION RETIREMENT SAVINGS PLAN



WHEREAS, Cyberguard Corporation (the "Employer") heretofore adopted the Cyberguard Corporation Retirement Savings Plan (the Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of September 1, 1998, as follows:

1. The first paragraph of Section 6.2 shall be amended to read in its entirety as follows:

         6.2 FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a Participant's Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) the date on which the Participant receives distribution of his vested Account or (ii) date on which the Participant incurs five (5) consecutive one (1)-year Breaks in Service. However, no forfeiture shall occur solely as a result of a Participant's withdrawal of any voluntary after-tax contributions. The amount forfeited shall be used to reduce future Employer matching contributions under the Plan.

2. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this First Amendment to be executed on the ___ day of ___________, 1998.


                                 CYBERGUARD CORPORATION


                                 By:
                                    --------------------------------------------

                               SECOND AMENDMENT TO

                 CYBERGUARD CORPORATION RETIREMENT SAVINGS PLAN

WHEREAS, Cyberguard Corporation (the "Employer") heretofore adopted the Cyberguard Corporation Retirement Savings Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of July 1, 1999, as follows:

1. Section 6.1 shall be amended by adding the following immediately before the last paragraph of said Section:

         Except as otherwise provided with respect to Normal Retirement, disability, or death, each other Participant who separates from Service with the Employer on or after July 1,1999 shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer matching contributions under Section 4.2(a) and additional Employer contributions under Section 4.2(C) as follows:

                      Years of Service                   Vested Percentage
                      ----------------                   -----------------

                    LESS THAN 1 YEAR                           0    %
                    1 YEAR BUT LESS THAN 2                    33 1/3%
                    2 YEARS BUT LESS THAN 3                   66 2/3%
                    3 YEARS AND THEREAFTER                   100    %

2. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Second Amendment to be executed on the 19th day of July, 1999.


                                    CYBERGUARD CORPORATION




                                     By: /s/ Terrence A. Zielinski
                                         ---------------------------------------

                                 THIRD AMENDMENT

                TO CYBERGUARD CORPORATION RETIREMENT SAVINGS PLAN

WHEREAS, Cyberguard Corporation (the "Employer") heretofore adopted the Cyberguard Corporation Retirement Savings Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 6.1 of the Plan shall be amended by adding the following paragraph to the conclusion of such Section:

                  "Notwithstanding the foregoing, any Participant employed by the Employer's TradeWave division as of the date of the Employer's sale of such division shall be one hundred percent (100%) vested in his or her Account."

2. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Third Amendment to be executed on the 4th day of May, 2000.


                              CYBERGUARD CORPORATION

                              By: /s/ David R. Proctor
                                  ----------------------------------------------
                                      Chief Executive Officer